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                                                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and the related Prospectus of PriCellular Corporation for the registration of 3,600,000 shares of its Class A Common Stock of our report dated April 19, 1995, with respect to the combined financial statements of Illinois RSA 4 and 6 for the year ended December 31, 1994 included in the Current Report of PriCellular Corporation on Form 8-K to be filed simultaneously with the Form S-3.

                                       /s/ ERNST & YOUNG LLP

San Antonio, Texas
May 8, 1996